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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-2 and related prospectus of Molecular Diagnostics, Inc. for the registration of 46,766,537 shares of its common stock and to the incorporation by reference therein of our report dated April 8, 2002, with respect to the consolidated financial statements and schedules of Molecular Diagnostics, Inc. and Subsidiaries included in its Annual Report on Form 10-K, as amended, for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

                                                     /s/ Ernst & Young LLP

Chicago, Illinois
September 26, 2002




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